UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In Relation to the Resignation of Mr. Bryan Hall

In its Form 8-K filed on January 6, 2011, Virgin Media Inc. (the “Company”) confirmed that Mr. Bryan Hall had resigned as General Counsel and Company Secretary as planned, with effect from January 1, 2011   On January 11, 2011, the compensation committee (the “Committee”) of the Company’s board of directors by unanimous written consent approved the following changes to Mr. Hall’s compensation and benefits:

•                                          During the course of his duties as General Counsel, Mr. Hall may have had access to material non-public information which would restrict his ability to exercise any Company options during the prescribed three-month period. Accordingly, the period in which Mr. Hall may exercise any options which have vested as at January 1, 2011 will be extended from three-months to twelve months, expiring on December 31, 2011;  and

•                                          Mr. Hall will be entitled to receive, on a basis pro rata to his service as a percentage of the total period, vesting of restricted stock units granted under the 2009-2011 Long Term Incentive Plan to the extent that restricted stock units under that plan ultimately vest.  Subject to the pro ration, these stock units will vest at the same time, and on the same basis, as those payable to other participants of that plan.

The form of the supplemental incentive stock option notice extending the post-termination exercise period for Mr. Hall’s options is attached as Exhibit 10.1 to this report.

Item 9.01.  Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Supplemental Incentive Stock Option Notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

VIRGIN MEDIA INC.

By:	/s/Scott Dresser
Name:	Scott Dresser
Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Form of the Supplemental Incentive Stock Option Notice